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                                   EXHIBIT 11



Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004

January 14, 2005

STI Classic Funds
101 Federal Street

Boston, Massachusetts  02110

Re: Opinion of Counsel Relating to the Registration Statement Filed on Form N-14 Under the Securities Act of 1933
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Ladies and Gentlemen:

We refer to the registration statement on Form N-14 (the "Registration Statement") of the STI Classic Funds (the "Trust"), relating to the transfer of all the assets and stated liabilities of the CCMI Funds, with respect to its three series, the CCMI Equity Fund, CCMI Bond Fund and CCMI Tax-Exempt North Carolina Bond Fund (each an "Acquired Fund" and, together, the "Acquired Funds"), in exchange for shares of the Trust's Growth and Income Fund, Investment Grade Bond Fund and North Carolina Tax-Exempt Bond Fund (each an "Acquiring Fund" and, together, the "Acquiring Funds"), respectively, followed by the distribution of such shares (the "Acquiring Funds' Shares"), in exchange for such Acquired Funds' shares in complete liquidation of the Acquired Funds (the "Reorganization").

We have been requested by the Trust to furnish this opinion as an exhibit to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

     (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust, which is duly authorized and validly existing under the laws of the Commonwealth of Massachusetts;

     (b) copies of the Trust's Agreement and Declaration of Trust and of all amendments and all supplements thereto (the "Declaration of Trust");

     (c) a certificate executed by Julie Powers, the Assistant Secretary of the Trust, certifying to and attaching copies of the Trust's Declaration of Trust and Amended and

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STI Classic Funds
January 14, 2005
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          Restated By-Laws, and certain resolutions adopted by the Board of
          Trustees of the Trust authorizing the issuance of the shares; and

     (d)  a printer's proof of the Registration Statement.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust.

         Based upon, and subject to, the limitations set forth herein, we are of the opinion that the issuance of the Acquiring Fund's shares by the Trust has been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Acquiring Fund's shares, when issued, will be validly issued, fully paid and nonassessable under the laws of the Commonwealth of Massachusetts.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of the Acquiring Funds' Shares and we express no opinion as to the legality of any offer or sale of Acquiring Funds' Shares under any such state or territorial securities laws.

This opinion is intended only for your use in connection with the offering of Acquiring Funds' Shares and may not be relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP